Oxford Immunotec

Sale of U.S. Laboratory Services Business



September 25, 2018

Oxford Immunotec Global PLC
94C Innovation Drive
Milton Park, Abingdon
Oxfordshire, OX14 4RZ, United Kingdom
Company Number 08654254
www.oxfordimmunotec.com

Forward-Looking Statements

This presentation contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation are forward-looking statements. This includes statements about the Company's anticipated plans, objectives, intentions, the anticipated benefits of the transaction, the effects of the transaction, including effects on future financial and operating results, prospects for sales of our products and other statements that are not historical facts. The forward-looking statements in this presentation are based on current expectations, assumptions and data available as of the date of this presentation and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: risks related to the satisfaction of the conditions to closing the transaction (including the failure to obtain the necessary approvals) in the anticipated timeframe or at all; whether any legal action is brought that results in a delay in or prohibition of the consummation of the transaction; whether the Company's expenses are as predicted; the amount of any working capital adjustment in the transaction; disruption of management time from ongoing business operations due to the transaction; the risk that the Company may fail to realize the benefits expected from the transaction; the risk that the announcement of the completion of the transaction could have adverse effects on the market price of the Company's common stock; decisions by regulatory authorities, hospitals and other health care institutions, laboratories, physicians, patients and third party payers that could affect the Company's business and prospects; as well as our ability to expeditiously and successfully expand our sales and distribution networks. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described under the "Risk Factors" section in our filings with the Securities and Exchange Commission ("SEC"). Our filings are available for free by visiting the investor section of our website, www.oxfordimmunotec.com, or the SEC's website, www.sec.gov.

Investors should give careful consideration to these risks and uncertainties. Forward-looking statements contained herein are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements contained herein, which speak only as of the date of this presentation. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Transaction Summary

Overview	• Quest Diagnostics to acquire the U.S. laboratory services business of Oxford Immunotec in an all-cash equity transaction • Includes the T-SPOT®.*TB* tuberculosis and the Accutix™ tick-borne disease testing services provided by Oxford's laboratories in Memphis, Tennessee and Norwood, Massachusetts
Other Elements	• Oxford Immunotec will sell T-SPOT.*TB* test kits and related accessories to Quest Diagnostics under the terms of a long-term supply agreement upon closing • Parties intend to enter into a strategic collaboration agreement to drive continued growth of T-SPOT.*TB* testing in the U.S. upon closing
Purchase Price	• $170 million
Expected Close	• Q4 2018, subject to customary regulatory approvals and closing conditions • Transaction has been approved by the Boards of Directors of both companies • Shareholder approval will not be required for either company

Deal Benefits

- Significantly increases the reach and competitiveness of T-SPOT.*TB* in the U.S. market
- Dramatically simplified operations as a pure-play products company
- Materially improved top and bottom line profitability
- Markedly stronger balance sheet and financial flexibility

Shared Ambition

T-SPOT®.*TB*

Accutix™

"This acquisition will extend our capabilities in infectious disease diagnostics, consistent with our strategy to accelerate growth by broadening access to diagnostic innovation. It will build on our momentum in tuberculosis services by enabling us to bring greater choice to physicians who seek innovative blood-based TB testing over traditional methods."

- Steve Rusckowski, Chairman, President & CEO, Quest Diagnostics

- Providers and patients to benefit from broadening access to diagnostic innovation: T-SPOT.*TB* and Accutix tick-borne disease testing services
- Through collaboration in sales, marketing and medical education, the companies will look to drive conversion from the Tuberculin Skin Test (TST)
- Accutix tick-borne disease testing services complement Quest's existing tick-borne disease menu, further enabling Quest to offer most clinically relevant testing menu in this important, growing area

Broadening Market Access for T-SPOT.*TB*

By leveraging Quest's reach and capabilities, U.S. market access to T-SPOT.*TB* will be immediately broadened:

- ☑ Enables unparalleled access to the large physician office market segment
- ☑ Helps remove barriers to adoption
- ☑ Gaining an additional voice in the market

Oxford Immunotec

Selected Financial Information


Oxford Immunotec TTM U.S. Revenue Mix[1]
Product Revenue, 6%
Service revenue includes revenue from the over 850,000 T-SPOT.*TB* tests processed in Memphis and Norwood laboratories, as well as revenue from tick-borne disease service offering.
Service Revenue, 94%


Oxford Immunotec TTM Preliminary Pro Forma U.S. Revenue Mix[1]
Product Revenue, 100%

TTM Gross Margins	
Product	70.3%
Service	47.6%

- Revenue guidance for full year 2018 to be updated following the closing of the transaction
- Product ASP in the U.S. expected to be comparable to product ASP outside the U.S.
- Intend to pay off outstanding balance of term loan (~$33 million to settle all outstanding debt)
- Expect to utilize substantially all of our net operating losses (NOLs) to offset taxes due on the transaction

[1] Excludes U.S. *Babesia* blood donor screening IND revenue of ~$4 million
TTM = trailing 12-months (3Q17, 4Q17, 1Q18, 2Q18)
Sources: OXFD SEC filings, earnings call transcripts and internal analysis

Oxford Immunotec

Next Steps

- September 25, 2018: Signed Interest Purchase Agreement
- September 25, 2018: Announced Transaction
- Fourth Quarter of 2018: Expected Transaction Close[1]
  - Pro forma financials to be filed with the SEC within four days of transaction close

[1] Subject to customary regulatory approvals and closing conditions

Investor Relations Contact:

Karen Koski
VP, Strategy & Investor Relations
Oxford Immunotec
Direct: 508-556-1377
Email: kkoski@oxfordimmunotec.com



Oxford Immunotec